UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2026

VYNE Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38356	45-3757789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 125
Stewartsville, NJ 08886

(Address of principal executive offices, including Zip Code)

(800) 775-7936

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	VYNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in a Current Report on Form 8-K filed by VYNE Therapeutics Inc. (the “Company”) on September 12, 2025, the Company received a notification from The Nasdaq Stock Market, LLC (“Nasdaq”) that the Company is not in compliance with the requirement to maintain a minimum closing bid price of $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2), because the closing bid price of the Company’s common stock (the “Common Stock”) was below $1.00 per share for 30 consecutive business days. The Company initially had 180 calendar days, or until March 10, 2026, to regain compliance with the minimum bid price requirement. The Company was unable to regain compliance with the minimum bid price requirement by March 10, 2026.

On March 11, 2026, the Company received a letter (the “Extension Notice”) from Nasdaq notifying the Company that its request for an extension to regain compliance with the minimum bid price requirement has been granted, and the Company has an additional 180 calendar days, or until September 7, 2026, to regain compliance with the minimum bid price requirement. Nasdaq’s determination was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market with the exception of the bid price requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. The Extension Notice has no immediate effect on the listing or trading of the Company’s common stock on The Nasdaq Capital Market and, at this time, the Company’s common stock will continue to trade on The Nasdaq Capital Market under the symbol “VYNE.”

If at any time before September 7, 2026, the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will notify the Company that it is in compliance with the minimum bid price requirement. However, if compliance with the minimum bid price requirement cannot be demonstrated by September 7, 2026, Nasdaq will notify the Company that its common stock will be delisted from The Nasdaq Capital Market, at which time, the Company may appeal Nasdaq’s determination to a Hearings Panel.

The Company intends to monitor the closing bid price of its Common Stock and may, if appropriate, consider implementing available options, including, but not limited to, implementing a reverse stock split of its outstanding securities during the second compliance period, to regain compliance with the minimum bid price requirement under the Nasdaq Listing Rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYNE THERAPEUTICS INC.

Date: March 11, 2026	By:	/s/ Mutya Harsch
Mutya Harsch
Chief Legal Officer and General Counsel

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